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                                                                    EXHIBIT 23.3



KPMG PEAT MARWICK LLP [LOGO]



              INLAND EMPIRE OFFICE
              ONE LAKESHORE CENTRE
              3281 GUASTI ROAD, SUITE 550
              ONTARIO, CA 91761




                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coram Healthcare Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-55547 and 33-55657) on Form S-8 of Coram Healthcare Corporation of our report dated February 28, 1994 relating to the consolidated balance sheet of Curaflex Health Services, Inc. and subsidiaries as of December 31, 1993, and the related consolidated statements of operations, common stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1993, and all related schedules, which report appears in the December 31, 1994 annual report on Form 10-K of Coram Healthcare Corporation and subsidiaries.

Our report contains an explanatory paragraph that states the Company changed its method of accounting for income taxes in 1993.

                                            KPMG Peat Marwick LLP

Ontario, California
March 22, 1995